REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is entered into as of December 18, 2000, by and among inSilicon Corporation, a Delaware corporation (the "Parent"), the Class A shareholders of Xentec Inc., a corporation governed under the laws of Canada (the "Company"), as listed on Annex A (the "Class A Shareholders") and the Class B shareholders of the Company, as listed on Annex B (the "Class B Shareholders" and, together with the Class A Shareholders, the "Shareholders").

                                    RECITALS

      Parent, the Company, the Shareholders, inSilicon Canada Ltd., a corporation governed under the laws of Canada and an indirect subsidiary of Parent ("Exchangeco") and certain other parties have entered into a Share Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which each of the Class A Shareholders will exchange its shares in the Company for exchangeable shares of Exchangeco (the "Exchangeable Shares") and cash, and each of the Class B Shareholders will exchange its shares in the Company for Exchangeable Shares. The Exchangeable Shares are exchangeable on a one-to-one basis for shares of the Parent's common stock (the "Parent Stock").

      As a condition to the execution and delivery of the Purchase Agreement, the Shareholders desire to obtain and the Parent has agreed to grant certain registration rights to the Shareholders with respect to the Parent Stock underlying the Exchangeable Shares.

                                    AGREEMENT

      In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

      Section 1. Registration Rights.

            1.1 Definitions. As used in this Agreement:

                  (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement;

                  (b) The term "Registrable Securities" means:

                        (i) Parent Stock issueable or issued upon exchange of the Exchangeable Shares; and

                        (ii) any other shares of Parent Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Parent Stock issued or issuable upon exchange of the Exchangeable Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Parent Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                  (c) The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Parent Stock outstanding which are, and the number of shares of Parent Stock issuable pursuant to the then exercisable or convertible securities which are, Registrable Securities; and

                  (d) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 1.9 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

            1.2 Shelf Registration. Parent shall prepare and file with the Securities and Exchange Commission ("SEC"), on or prior to 10 months after the closing of the transactions contemplated by Purchase Agreement (the "Closing Date"), a registration statement on Form S-1 or Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") to register the sale or transfer of the Parent Stock to be issued upon the exchange of the Exchangeable Shares. Parent shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act before the first anniversary of the Closing Date, and shall use its reasonable commercial efforts to keep the Shelf Registration effective until the earlier of (i) six years from the anniversary date, (ii) if legislation is approved in Canada permitting Canadian residents to receive shares of Parent on a tax deferred basis with the same tax effect to the Shareholders as with the Exchangeable Shares, thirteen months from the date on which the Exchangeable Shares become eligible to be exchanged for Parent Stock on the new tax-deferred basis, and (iii) the date when all of the Registrable Securities have been sold or may be sold pursuant to Rule 144(k) of the Securities Act. If Parent is eligible under the Securities Act to file a registration statement on Form S-3, it shall do so, and each Shareholder shall be permitted to sell or transfer the Registrable Securities registered under the registration statement beginning on the date two days after receipt by the Shareholder's Representative (as defined in the Purchase Agreement) of a notice from Parent, which notice shall be promptly provided, of the filing by Parent of (i) a quarterly report on Form 10-Q or (ii) an annual report on Form 10-K and ending on the close of business 10 business days after such receipt. If, however, Parent is required to file a registration statement on Form S-1, then each

Shareholder shall be permitted to sell or transfer the Registrable Securities registered under the registration statement beginning on the date of receipt by the Shareholder's Representative of a notice from Parent, which notice shall be promptly provided, that the post-effective amendment to the Form S-1 relating to the most recent quarterly or annual financial information has been declared effective by the SEC and ending on the close of business ten (10) business days after such receipt provided however, that in no event shall any Holder be permitted to sell or transfer pursuant to the registration statement after the last ten business days of Parent's fiscal quarter. Parent shall use commercially reasonable efforts to comply with the eligibility requirements of Form S-3. Parent shall advise the Shareholder's Representative of the filing of the Form S-1 or Form S-3 and will promptly answer questions of the Shareholder's Representative about the timing and status of such filing. Parent Stock sold or transferred pursuant to the Shelf Registration will be unrestricted. For greater certainty, this section only limits a Holder's rights to sell or transfer Parent Stock pursuant to a registration statement filed pursuant to the requirements of this section 1.2 but does not in any way restrict a Holder's rights to sell or transfer the Holder's Parent Stock at any time other than pursuant to a registration statement filed pursuant to this section.

            1.3 Piggy-Back Registration. If (but without any obligation to do so) Parent proposes to register any Parent Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Parent stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is common stock issuable upon conversion of debt securities which are also being registered, a demand registration with respect to securities held by Phoenix Technologies Ltd. ("Phoenix"), or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Parent shall, at such time, promptly give each Class A Shareholder written notice of such registration. Upon the written request of each Class A Shareholder given within fifteen (15) days after mailing of such notice by Parent in accordance with Section 2.6, Parent shall, subject to the provisions of Section 1.4, cause to be registered under the Securities Act all of the Registrable Securities that each such Class A Shareholder has requested to be registered; provided, however, that Parent shall be under no obligation to register pursuant to this Section 1.3, at any one time or over the term of this Agreement, more than 25% of the Registrable Securities held by any Class A Shareholder.

            1.4 Underwriting Requirements. In connection with any offering involving an underwriting of shares of Parent's capital stock, Parent shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Parent and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Parent. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by Parent that the underwriters determine in their sole discretion is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, subject to the rights of Phoenix under the Registration Rights Agreement between Phoenix and Parent dated November 30, 1999. In connection with any agreement executed by the Holders with respect to such offering, the Holders shall not be required to make any representations or warranties, or provide any indemnities, on behalf of or in respect of Parent.

            1.5 Obligations of Parent. Whenever required under this Section 1 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days. Except as set forth in
Section 1.2, Parent shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Parent are then listed;

                  (e) As promptly as practicable, notify the Holders in writing
(i) at any time when a prospectus relating to a registration pursuant to Sections 1.2 or 1.3 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Holders prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders to the extent not already provided, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (g) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to Section 1, Parent shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Parent with its officers and the independent public accountants who have certified the financial statements of Parent as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and

                  (h) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction.

            1.6 Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person;

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the

Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.7(b) exceed the gross proceeds from the offering received by such Holder;

                  (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided further, however, that the mere fact of indemnity alone shall not be a sufficient differing interest. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.7;

                  (d) If the indemnification provided in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; and

                  (e) The obligations of Parent and Holders under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.8 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the

Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Parent to the public without registration, Parent agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            1.9 Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Section 1 may not be assigned by a Holder to a transferee or assignee. The foregoing assignment restrictions shall not apply, however, to transfers by a Holder to any wholly-owned subsidiary or constituent stockholders (if a corporation), partner of the Holder (if a partnership), or any spouse, son or daughter of the Holder (if an individual), or to trustees of a trust the beneficiaries of which include the Holder and any spouse, son or daughter of the Holder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 1.

            1.10 Termination of Registration Rights. The rights set forth in
Section 1.3 under this Section 1 shall terminate upon the earlier of (a) two years following the date of this Agreement, or (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any one three month period pursuant to Rule 144, Rule 145 or such successor rules as may be adopted.

            1.11 Expenses. Parent shall pay all fees and expenses incident to Parent's performance or compliance with this Agreement; provided, however, that the Holders participating in any registration pursuant to this Agreement shall be responsible for the payment of all underwriting discounts and commissions attributable to the Registrable Securities sold by such Holders; and provided further, that Parent shall not be responsible for the payment of any fees or disbursement of more than one counsel to the Holders participating in any registration pursuant to this Agreement.

      Section 2. Miscellaneous.

            2.1 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of Parent and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon the parties and their respective successors and assigns. In addition, Parent may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Each Holder acknowledges that by the operation of Section 2.1 hereof, the holders of a majority of the outstanding Registrable Securities, acting in conjunction with Parent, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

            2.2 Successors and Assigns. Subject to the provisions of Section 1.9, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.3 Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the non-exclusive jurisdiction of the state and federal courts of San Francisco County, California and the courts of Ontario.

            2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            2.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth on the signature pages hereto, or as subsequently modified by written notice, and if to Parent, with a copy to: Alan Talkington, Esq., Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, CA 94111 (fax: 415-773-5759).

            2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            2.8 Entire Agreement. This Agreement is the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

            2.9 Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

            2.10 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of Parent as a result of exercising or refraining from exercising any such right or rights.

            2.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

            2.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

            2.13 Effective Date. This Agreement shall become effective upon the Closing Date.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 PARENT:

                                 INSILICON CORPORATION

                                 By:       /s/ Wayne C. Cantwell
                                           -------------------------------------

                                 Name:     Wayne C. Cantwell
                                 Title:    President and Chief Executive Officer
                                 Address:  411 E. Plumeria Drive
                                           San Jose, CA 95134
                                 Facsimile Number:  (408) 570-1200

                                 CLASS A SHAREHOLDERS:

SIGNED, SEALED & DELIVERED
In the presence of:

        /s/ Sharon Ingram                    /s/ Xerxes Wania
--------------------------------  ------------------------------------
            Witness               Xerxes Wania
                                  Address:_________________________
SIGNED, SEALED & DELIVERED                _________________________
In the presence of:               Facsimile Number:________________


        /s/ Sharon Ingram                    /s/ Charis Wania
--------------------------------  ------------------------------------
            Witness               Charis Wania
                                  Address:_________________________
                                          _________________________
                                  Facsimile Number:________________


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

        /s/ Sharon Ingram                    /s/ Chris Ouslis
--------------------------------  ------------------------------------
            Witness               Chris Ouslis
                                  Address:_________________________
SIGNED, SEALED & DELIVERED                _________________________
In the presence of:               Facsimile Number:________________


        /s/ Chris Ouslis                     /s/ Marcia Ouslis
--------------------------------  ------------------------------------
            Witness               Marcia Ouslis
                                  Address:_________________________
SIGNED, SEALED & DELIVERED                _________________________
In the presence of:               Facsimile Number:________________


        /s/ Robert Gagne                     /s/ Joanna Gagne
--------------------------------  ------------------------------------
            Witness               Joanna Gagne
                                  Address:_________________________
                                          _________________________
                                  Facsimile Number:________________


                                  3794091 Canada Inc.

                                             /s/ Robert Gagne
                                  ------------------------------------
                                  Name: Robert Gagne
                                  Title: __________________________
                                  Address:_________________________
                                          _________________________
                                  Facsimile Number:________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                                CLASS B SHAREHOLDERS:

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ Sharon Ingram                           /s/ Cameron Lacy
------------------------------------    ----------------------------------------
                   Witness              Cameron Lacy
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

            /s/ Sharon Ingram                          /s/ Jasjeet Singh
------------------------------------    ----------------------------------------
                   Witness              Jasjeet Singh
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

            /s/ Sharon Ingram                          /s/ Martin Guthrie
------------------------------------    ----------------------------------------
                   Witness              Martin Guthrie
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

            /s/ Sharon Ingram                          /s/ Scott Howe
------------------------------------    ----------------------------------------
                   Witness              Scott Lawrence Howe
                                        Address:________________________________
                                        ________________________________________
                                        Facsimile Number:_______________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ Sharon Ingram                          /s/ Zheng Zhang
------------------------------------    ----------------------------------------
                   Witness              Zheng Zhang
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

            /s/ Sharon Ingram                          /s/ Xuhua Yang
------------------------------------    ----------------------------------------
                   Witness              Xuhua Yang
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

            /s/ Sharon Ingram                          /s/ Jinying Guo
------------------------------------    ----------------------------------------
                   Witness              Jinying Guo
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

            /s/ illegible                              /s/ Sharon Ingram
------------------------------------    ----------------------------------------
                   Witness              Sharon Ingram
                                        Address:________________________________
                                        ________________________________________

                                        Facsimile Number:_______________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

           /s/ Sharon Ingram                            /s/ Changqing Qiu
----------------------------------      ----------------------------------------
               Witness                  Changqing Qiu
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

           /s/ illegible                                /s/ Arif Siddiqi
----------------------------------      ----------------------------------------
              Witness                   Arif Siddiqi
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

           /s/ Sharon Ingram                            /s/ Simon Xie
----------------------------------      ----------------------------------------
               Witness                  Simon Xie
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

           /s/ Sharon Ingram                            /s/ Danny Birdie
----------------------------------      ----------------------------------------
               Witness                  Danny Birdie
                                        Address:________________________________
                                        ________________________________________
                                        Facsimile Number:_______________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

           /s/ Sharon Ingram                            /s/ Larry Silver
----------------------------------      ----------------------------------------
               Witness                  Larry Silver
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

           /s/ Sharon Ingram                            /s/ Maxim Smirov
----------------------------------      ----------------------------------------
               Witness                  Maxim Smirnov
                                        Address:________________________________
SIGNED, SEALED & DELIVERED              ________________________________________
In the presence of:                     Facsimile Number:_______________________

           /s/ Sharon Ingram                            /s/ Michael Yu
----------------------------------      ----------------------------------------
               Witness                  Michael Yu
                                        Address:________________________________
                                        ________________________________________
                                        Facsimile Number:_______________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                     ANNEX A

                              CLASS A SHAREHOLDERS

Xerxes Wania
Charis Wania
Chris Ouslis
Marcia Ouslis
Joanna Gagne
3794091 Canada Inc.

                                     ANNEX B

                              CLASS B SHAREHOLDERS

Arif Siddiqi
Cameron Lacy
Changqing Qiu
Danny Birdie
Jasjeet Singh
Jinying Guo
Larry Silver
Martin Guthrie
Maxim Smirnov
Michael Yu
Scott Howe
Sharon Ingram
Simon Xie
Xuhua Yang
Zheng Zhang